Exhibit 99.1
PROLOGIS REPORTS GROWTH IN SECOND QUARTER FFO AND EARNINGS PER SHARE
Strong Operating Property Fundamentals, Development Gains and
Growth in Property Fund Business Support 20% Increase in FFO per Share;
Company Increases Guidance for 2006 FFO and Earnings per Share
Denver, Colo. — July 27, 2006 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported funds from operations as defined by ProLogis (FFO) of $0.90 per diluted share for the second quarter of 2006, a 20% increase over adjusted FFO of $0.75 in the second quarter of 2005. After relocation charges and recognition of cumulative translation losses and impairment charges related to the sale of its temperature-controlled business, FFO for the second quarter of 2005 was $0.67 per share. Net earnings per diluted share were $0.66 for the second quarter of 2006, compared with $0.40 for the same period in 2005.
For the six months ended June 30, 2006, adjusted FFO was $1.80 per diluted share, up 31.4% from $1.37 in the first six months of 2005. After $0.01 of merger integration and relocation expenses in 2006 and $0.15 related to the charges noted above in the first half of 2005, FFO per diluted share was $1.79 for the six months ended June 30, 2006, compared with $1.22 in the prior year. Net earnings per diluted share for the six months ended June 30, 2006, were $1.39, compared with $0.69 in the comparable period of 2005.
“Globalization and free trade continue to fuel strong growth in our industry,” said Jeffrey H. Schwartz, chief executive officer. “Companies around the world are focused on maximizing the efficiency of their supply chains, and they need modern, well-located distribution facilities to achieve that objective. With our global platform, deep customer relationships and industry-leading development and marketing expertise, ProLogis remains extremely well positioned to capitalize on these long-term trends.”
In the quarter, ProLogis saw improvement in all three of its operating segments: property operations, development and property funds. “Occupancy levels and leasing activity remained strong, and we are pleased to have achieved positive rent growth of 2.5% on lease turnovers and NOI growth of 3.0% in our same-store pool,” Schwartz said. “We believe we are well positioned with our leading market positions and geographically diverse development pipeline to capture additional opportunities for growth provided by the current market environment.”
ProLogis is increasing full-year guidance for adjusted FFO per share to $3.15 — $3.25 and earnings per share to $2.20 — $2.45. There is also the potential to realize up to an additional $0.50 in earnings per share from the recognition of gains on non-CDFS property dispositions. “The synergies from the Catellus merger combined with brisk leasing in our Corporate Distribution Facilities Services (CDFS) pipeline, continued strong CDFS margins and solid improvement in occupancies and rental rate growth support our optimistic outlook,” Schwartz said. Previous guidance was $2.95 - $3.15 in FFO per share and $1.85 — $2.25 in earnings per share. The company added that its FFO per share guidance is prior to first-half adjustments of merger integration and corporate relocation charges of $0.01 per share.
Development Business and Property Operations Fundamentals Strengthen
Leasing in the company’s stabilized properties remained strong at 95.2% for the quarter. ProLogis also reported a year-to-date increase in same-store average occupancy of 3.4%, compared with a year ago. “Across our global markets, net absorption of new development deliveries is resilient, and new supply remains in check. Nowhere is this more evident than in North America, where over 43 million square feet of new space was absorbed in the top 30 logistics markets in the second quarter, consistent with the pace of absorption in 2005.

“In Europe, leasing of new deliveries continues to be brisk. Our development and leasing activity in central Europe is accelerating, and we remain well-leased in western Europe, despite mixed economic conditions. Our business in Asia continues to grow, with new development in Japan driven by structural changes in distribution networks and strong demand from our major global customers. In China, increased domestic demand for goods has driven our expansion into the coastal markets of Qingdao, Hangzhou and Ningbo,” Schwartz said.
New Development Leasing Drives CDFS Gains and Further Expansion of Pipeline
Gross proceeds from CDFS dispositions of $864 million for the year to date were up 35.8% over dispositions for the first half of 2005, leading to a 30.6% increase in CDFS disposition income. Leasing in the 30.6 million square feet of developments completed in the last 12 months, including those in CDFS joint ventures, was 70.9% at June 30, 2006, supporting year-to-date starts of $1.4 billion. ProLogis’ pipeline of CDFS completed developments, repositioned acquisitions and properties under development now stands at a record $4.55 billion, supporting future disposition activity and growth in CDFS income and fund assets.
“Our ability to address customers’ distribution space needs through our unparalleled global reach helped drive the quarter’s strong development and leasing activity,” Walter C. Rakowich, president and chief operating officer, said. “During the quarter, more than half of our seven million square feet of new CDFS leases were with repeat customers, including: adidas in Seoul, South Korea; Amazon in Suzhou, China; Kuehne & Nagel in Tokyo and Los Angeles; and Tesco in the Midlands, UK and in Teresin, Poland. Buoyant markets also supported new inventory starts in Juarez, Mexico, the I-81 corridor in Pennsylvania, Warsaw, southern France, Shanghai and Tokyo. Demand for well-located space in these major logistics markets remains strong, and we’re seeing significant customer interest in many of our sites — well in advance of planned completion,” Mr. Rakowich added.
Second Quarter 2006 Selected Financial and Operating Information
•	Achieved adjusted FFO per share growth of 20% over second quarter of 2005.

•	Realized year-to-date FFO from CDFS transactions of $167.5 million, including recognition of previously deferred proceeds from the first quarter contribution of properties from North American Property Funds II, III and IV to ProLogis North American Industrial Fund, up from $128.3 million in the same period of 2005. FFO amounts do not include unrecognized deferred gains of $33.9 million related to new development contributions for the year to date and $25.7 million for the same period in 2005. Post-deferral, post-tax CDFS margins were 21.0% for the transactions completed year to date.

•	Recycled $500.3 million of capital through CDFS contributions and dispositions during the quarter and $863.8 million year to date.

•	Started new developments, including those within CDFS joint ventures, with total expected investment of $514.0 million during the quarter and $1.40 billion year to date. Year-to-date starts include $97.0 million of retail development.

•	Increased ProLogis’ share of FFO from property funds to $79.0 million for the year to date, including earnings from the fund transaction noted above, up 71.4% from $46.1 million in the prior year.

•	Grew first half fee income from property funds to $58.9 million, including the incentive fee from the fund transaction noted above, up 78.5% from $33.0 million in 2005.

•	Achieved development management fees, FFO from CDFS joint ventures and other unconsolidated investees and interest income on long-term notes receivable of $65.4 million year to date.

•	Increased total assets owned and under management to $24.8 billion, up from $22.3 billion at December 31, 2005.

•	Improved average year-to-date same-store net operating income by 3.5% (a 3.8% increase when straight-lined rents and lease amortization are excluded) while same-store occupancies increased by 3.4% for the same period.
Copies of ProLogis’ second quarter 2006 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 am Eastern Time on Thursday, July 27, 2006. A replay of the webcast will be available on the company’s website until August 10, 2006.
ProLogis is a leading provider of distribution facilities and services with 404.3 million square feet (37.6 million square meters) in 2,401 properties owned, managed and under development in 81 markets in North America, Europe and Asia as of June 30, 2006. We continue to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. We expect to achieve this through the ProLogis Operating System® and our commitment to provide exceptional facilities and services to meet our customers’ expansion and reconfiguration needs.
In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect ProLogis’ cost of capital, its ability to meet its financing needs and obligations and its results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 1A — Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2005.

Investor Relations	Media	Financial Media
Melissa Marsden	Arthur Hodges	Suzanne Dawson
303-567-5622	303-567-5667	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	media@prologis.com	212-329-1420
sdawson@lakpr.com

Second Quarter 2006
SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 - 2a

Consolidated Statements of Funds From Operations (FFO)	3 - 3b

Reconciliations of Net Earnings to FFO	4

Reconciliations of Net Earnings to EBITDA	5

Consolidated Balance Sheets	6

SELECTED BALANCE SHEET INFORMATION:
Investments in and Advances to Unconsolidated Investees/Land Owned and Controlled	7

Notes to Consolidated Financial Statements	8 - 8d

SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 - 9a

Property Funds — EBITDA, FFO and Net Earnings	10-10a

Property Funds — Balance Sheets	11

SELECTED STATISTICAL INFORMATION:
Portfolio Analysis	12 - 12a

Lease Expirations	13

Top 25 Customers	13a

Leasing Activity/Actual Capital Expenditures	14

Same Store Analysis	15

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	16

CDFS Business Summary	17 - 17a

Development Summary	18 - 18a

SELECTED OTHER INFORMATION:
Capital Structure	19

Debt Analysis	20

Geographic Distribution Based on Square Footage	21
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Second Quarter 2006
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006 (1)	2005 (2)	% Change	2006 (1)	2005 (2)	% Change

Net earnings attributable to common shares (see pages 2 and 2a):
Net earnings attributable to common shares	$168,397	$77,169	118.2%	$351,556	$132,243	165.8%
Net earnings per diluted share attributable to common shares	$0.66	$0.40	65.0%	$1.39	$0.69	101.4%

FFO and FFO, as adjusted (see pages 3 and 4 and see definition of FFO on pages 3a and 3b):
FFO attributable to common shares	$228,911	$130,744	75.1%	$454,209	$236,767	91.8%
Add back:
Merger integration expenses (3)	306	—		2,630	—
Relocation expenses (4)	45	1,052		93	3,803
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	13,780		—	26,864

FFO attributable to common shares, as adjusted	$229,262	$145,576	57.5%	$456,932	$267,434	70.9%

FFO per diluted share attributable to common shares	$0.90	$0.67	34.3%	$1.79	$1.22	46.7%
Add back:
Merger integration expenses (3)	—	—		0.01	—
Relocation expenses (4)	—	0.01		—	0.02
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	0.07		—	0.13

FFO per diluted share attributable to common shares, as adjusted	$0.90	$0.75	20.0%	$1.80	$1.37	31.4%

EBITDA (see page 5):
EBITDA	$361,792	$216,169	67.4%	$702,972	$407,614	72.5%

Distributions:
Actual distributions per common share (6)	$0.40	$0.37	8.1%	$0.80	$0.74	8.1%

	June 30,	December 31,
	2006	2005 (2)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$14,310,786	$13,126,180	9.1%

Total Book Assets:
Direct investment	$13,262,696	$12,293,351
Our share of total book assets of unconsolidated investees:
Property funds (see page 11)	2,475,381	2,204,910
CDFS joint ventures (7)	240,245	212,304
Other unconsolidated investees (7)	216,006	156,581

	2,931,632	2,573,795

Totals	$16,194,328	$14,867,146	8.9%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see page 6)	$12,671,174	$11,875,130
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation (wtd. ownership interest of 21.7%) (see page 11)	11,474,591	9,915,115
Real estate assets owned by CDFS joint ventures, before depreciation (wtd. ownership interest of 50%) (7)	404,590	440,463

Investment in other unconsolidated investees (7)	170,501	112,012

Discontinued operations — net assets held for sale (10)	124,659	—

Totals	$24,845,515	$22,342,720	10.8%

The definition of FFO is on pages 3a and 3b and the definition of EBITDA is on page 5.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 1

ProLogis
Second Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Revenues:
Rental income (8)(9)(10)	$223,681	$130,461	$450,460	$261,663
CDFS disposition proceeds (11)(12)(13)(14)	433,854	317,995	738,864	600,586
Property management and other fees and incentives (14) (see page 10 and 10a)	20,329	16,478	58,897	33,005
Development management and other income (11)	11,258	3,195	15,426	3,326

Total revenues	689,122	468,129	1,263,647	898,580

Expenses:
Rental expenses (8)(10)	57,051	35,407	116,624	72,829
Cost of CDFS dispositions (11)(12)(13)	348,552	245,047	586,838	472,297
General and administrative	38,787	24,109	72,575	48,043
Depreciation and amortization (10)	69,818	41,425	142,111	82,895
Merger integration expenses (3)	306	—	2,630	—
Relocation expenses (4)	45	1,052	93	3,803
Other expenses	3,421	1,369	5,947	3,282

Total expenses	517,980	348,409	926,818	683,149

Operating income	171,142	119,720	336,829	215,431

Other income (expense):
Earnings from unconsolidated property funds (14) (see page 10 and 10a)	10,969	11,004	67,414	22,775
Earnings (losses) from CDFS joint ventures and other unconsolidated investees (7)	33,904	(131)	37,421	367
Interest expense (10)(15)	(68,663)	(34,761)	(139,516)	(71,253)
Interest income on long-term notes receivable (11)	4,286	—	9,322	—
Interest and other income, net	709	2,300	5,283	3,447

Total other income (expense)	(18,795)	(21,588)	(20,076)	(44,664)

Earnings before minority interest	152,347	98,132	316,753	170,767
Minority interest	(851)	(1,261)	(1,976)	(2,602)

Earnings before certain net gains	151,496	96,871	314,777	168,165
Gains recognized on dispositions of certain non-CDFS business assets, net	—	—	13,709	—
Foreign currency exchange gains, net (16)	8,569	3,695	7,247	3,581

Earnings before income taxes	160,065	100,566	335,733	171,746

Income taxes (17):
Current income tax expense	27,892	3,577	41,089	4,750
Deferred income tax expense	5,413	1,982	5,582	2,821

Total income taxes	33,305	5,559	46,671	7,571

Earnings from continuing operations	126,760	95,007	289,062	164,175
Discontinued operations (10):
Income attributable to disposed properties and assets held for sale	3,797	1,876	9,561	3,738
Losses related to temperature controlled distribution assets (5)	—	(13,780)	—	(25,150)
Gains (losses) recognized on dispositions, net:
Non-CDFS business assets	34,223	—	50,651	2,207
CDFS business assets	9,971	420	14,990	(19)

Total discontinued operations	47,991	(11,484)	75,202	(19,224)

Net earnings	174,751	83,523	364,264	144,951
Less preferred share dividends	6,354	6,354	12,708	12,708

Net earnings attributable to common shares	$168,397	$77,169	$351,556	$132,243

Footnote references are to pages 8 through 8d.
Supplemental Information Page 2

ProLogis
Second Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Weighted average common shares outstanding — Basic	244,998	186,715	244,642	186,436
Weighted average common shares outstanding — Diluted	255,196	196,761	255,093	196,484

Net earnings (loss) per share attributable to common shares — Basic:
Continuing operations	$0.49	$0.47	$1.13	$0.81
Discontinued operations	0.20	(0.06)	0.31	(0.10)

Net earnings per share attributable to common shares — Basic	$0.69	$0.41	$1.44	$0.71

Net earnings (loss) per share attributable to common shares — Diluted:
Continuing operations	$0.47	$0.46	$1.10	$0.79
Discontinued operations	0.19	(0.06)	0.29	(0.10)

Net earnings per share attributable to common shares — Diluted	$0.66	$0.40	$1.39	$0.69

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Net earnings attributable to common shares — Basic	$168,397	$77,169	$351,556	$132,243
Minority interest (a)	851	1,261	1,976	2,602

Adjusted net earnings attributable to common shares — Diluted	$169,248	$78,430	$353,532	$134,845

Weighted average common shares outstanding — Basic	244,998	186,715	244,642	186,436
Incremental weighted average effect of conversion of limited partnership units	5,154	5,539	5,258	5,541
Incremental weighted average effect of potentially dilutive instruments (a)	5,044	4,507	5,193	4,507

Weighted average common shares outstanding — Diluted	255,196	196,761	255,093	196,484

Net earnings per share attributable to common shares — Diluted	$0.66	$0.40	$1.39	$0.69

(a)	On a weighted average basis, the total potentially dilutive instruments outstanding were 10,858 and 10,986 for the three months ended June 30, 2006 and 2005, respectively, and 10,998 and 11,083 for the six months ended June 30, 2006 and 2005, respectively.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 2a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Revenues:
Rental income (8)	$232,429	$136,079	$479,449	$273,002
CDFS disposition proceeds (10)(11)(12)(13)(14)	491,540	324,828	844,781	610,355
Property management and other fees and incentives (14) (see page 10 and 10a)	20,329	16,478	58,897	33,005
Development management and other income (11)	11,258	3,195	15,426	3,326

Total revenues	755,556	480,580	1,398,553	919,688

Expenses:
Rental expenses (8)	61,106	37,237	131,986	76,543
Cost of CDFS dispositions (10)(11)(12)(13)	396,267	251,460	677,299	482,085
General and administrative	38,787	24,109	72,575	48,043
Depreciation of corporate assets	1,932	1,618	4,815	3,363
Merger integration expenses (3)	306	—	2,630	—
Relocation expenses (4)	45	1,052	93	3,803
Other expenses	3,421	1,369	5,947	3,282

Total expenses	501,864	316,845	895,345	617,119

	253,692	163,735	503,208	302,569
Other income (expense):
FFO from unconsolidated property funds (14) (see page 10 and 10a)	25,116	23,600	79,047	46,134
FFO from CDFS joint ventures and other unconsolidated investees (7)	35,877	270	40,614	1,106
Interest expense	(68,903)	(34,877)	(140,390)	(71,485)
Interest income on long-term notes receivable (11)	4,286	—	9,322	—
Interest and other income	709	2,300	5,283	3,447
Foreign currency exchange gains, net (16)	8,507	688	8,174	419
Current income tax expense (17)	(23,168)	(3,577)	(36,365)	(4,750)
Losses related to temperature controlled distribution assets (5)	—	(13,780)	—	(25,363)

Total other income (expense)	(17,576)	(25,376)	(34,315)	(50,492)

FFO	236,116	138,359	468,893	252,077

Less preferred share dividends	6,354	6,354	12,708	12,708
Less minority interest	851	1,261	1,976	2,602

FFO attributable to common shares	$228,911	$130,744	$454,209	$236,767

Weighted average common shares outstanding — Basic	244,998	186,715	244,642	186,436
Weighted average common shares outstanding — Diluted	255,196	196,761	255,093	196,484

FFO per share attributable to common shares:
Basic	$0.93	$0.70	$1.86	$1.27

Diluted	$0.90	$0.67	$1.79	$1.22

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 3

ProLogis
Second Quarter 2006
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

FFO attributable to common shares — Basic	$228,911	$130,744	$454,209	$236,767
Minority interest	851	1,261	1,976	2,602

FFO attributable to common shares — Diluted	$229,762	$132,005	$456,185	$239,369

Merger integration expenses (3)	306	—	2,630	—
Relocation expenses (4)	45	1,052	93	3,803
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (6)	—	13,780	—	26,864

FFO attributable to common shares, as adjusted — Diluted	$230,113	$146,837	$458,908	$270,036

Weighted average common shares outstanding — Basic	244,998	186,715	244,642	186,436
Incremental weighted average effect of conversion of limited partnership units	5,154	5,539	5,258	5,541
Incremental weighted average effect of potentially dilutive instruments	5,044	4,507	5,193	4,507

Weighted average common shares outstanding — Diluted	255,196	196,761	255,093	196,484

FFO per share attributable to common shares — Diluted	$0.90	$0.67	$1.79	$1.22

FFO per share attributable to common shares, as adjusted — Diluted	$0.90	$0.75	$1.80	$1.37

See Consolidated Statements of Earnings on Page 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8d.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in our CDFS business segment and our proportionate share of the gains and losses from dispositions recognized by the property funds in our definition of FFO.
Supplemental Information Page 3a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Definition of FFO (continued)

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.
The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:
—The current income tax expenses that are excluded from our defined FFO measure represent taxes that are payable.
—Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.
—Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
—The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.
—The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.
Supplemental Information Page 3b

ProLogis
Second Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$168,397	$77,169	$351,556	$132,243
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	67,886	39,807	137,296	79,532
Additional CDFS proceeds recognized (14)	—	—	466	—
Gains recognized on dispositions of certain non-CDFS business assets, net	—	—	(13,709)	—
Reconciling items attributable to discontinued operations (10):
Gains recognized on dispositions of non-CDFS business assets, net	(34,223)	—	(50,651)	(2,207)
Real estate related depreciation and amortization	656	1,796	3,192	3,655

Totals discontinued operations	(33,567)	1,796	(47,459)	1,448
Our share of reconciling items from unconsolidated investees (18):
Real estate related depreciation and amortization	16,604	13,220	29,824	26,351
(Gains) losses on dispositions of non-CDFS business assets, net	(2)	102	(111)	(336)
Other amortization items (14)(19)	(1,537)	(1,246)	(12,132)	(2,457)

Totals unconsolidated investees	15,065	12,076	17,581	23,558

Totals NAREIT defined adjustments	49,384	53,679	94,175	104,538

Subtotals-NAREIT defined FFO	217,781	130,848	445,731	236,781

Add (deduct) our defined adjustments:
Foreign currency exchange (gains) expenses/losses, net (16)	(62)	(3,007)	927	(3,162)
Deferred income tax expense (17)	5,413	1,982	5,582	2,821
Current income tax expense (17)	4,724	—	4,724	—
Reconciling items attributable to discontinued operations:
Assets disposed of — deferred income tax benefit (5)	—	—	—	(213)
Our share of reconciling items from unconsolidated investees (18):
Foreign currency exchange expenses/losses (gains), net (16)	1,210	(277)	(1,013)	(550)
Deferred income tax (benefit) expense	(155)	1,198	(1,742)	1,090

Totals unconsolidated investees	1,055	921	(2,755)	540

Totals our defined adjustments	11,130	(104)	8,478	(14)

FFO attributable to common shares	$228,911	$130,744	$454,209	$236,767

See Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3 and the definition of FFO on pages 3a and 3b.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 4

ProLogis
Second Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$168,397	$77,169	$351,556	$132,243
Add (deduct):
NAREIT defined adjustments to compute FFO	49,384	53,679	94,175	104,538
Our defined adjustments to compute FFO	11,130	(104)	8,478	(14)
Add:
Interest expense	68,663	34,761	139,516	71,253
Depreciation of corporate assets	1,932	1,919	4,815	4,117
Current income tax expense included in FFO (17)	23,168	3,577	36,365	4,750
Adjustments to CDFS gains on dispositions for interest capitalized	13,354	7,334	19,906	14,997
Preferred share dividends	6,354	6,354	12,708	12,708
Reconciling items attributable to discontinued operations	240	13,896	874	27,268
Share of reconciling items from unconsolidated investees (18)	19,170	17,584	34,579	35,754

EBITDA	$361,792	$216,169	$702,972	$407,614

See Consolidated Statements of Earnings on page 2 and the Reconciliations of Net Earnings to FFO on page 4.
Footnote references are to pages 8 through 8d.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We believe that EBITDA is a useful supplemental measure, although it does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.
EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;

(ii)	income tax expenses and benefits; and

(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;

(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on pages 3a and 3b);

(iii)	impairment charges; and

(iv)	gains and losses from the dispositions of non-CDFS business assets.
In addition, we adjust the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.
Supplemental Information Page 5

ProLogis
Second Quarter 2006
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2006	2005(2)

Assets:
Investments in real estate assets:
Industrial operating properties	$9,599,961	$8,730,906
Retail operating properties	272,537	288,253
Land subject to ground leases and other	454,076	792,668
Properties under development (including cost of land)	950,644	884,345
Land held for development (see page 7)	1,068,335	1,045,042
Other investments	325,621	133,916

	12,671,174	11,875,130
Less accumulated depreciation	1,204,730	1,118,547

Net investments in real estate assets	11,466,444	10,756,583

Investments in and advances to unconsolidated investees (see page 7):
Property funds (14)(20)	858,452	755,320
CDFS joint ventures and other unconsolidated investees (7)	389,444	294,423

Total investments in and advances to unconsolidated investees	1,247,896	1,049,743

Cash and cash equivalents	314,041	203,800
Accounts and notes receivable	303,257	327,214
Other assets	850,714	788,840
Discontinued operations-assets held for sale (10)	128,434	—

Total assets	$14,310,786	$13,126,180

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit and short-term borrowings (see page 20)	$2,274,350	$2,240,054
Senior notes (see page 19)	3,575,385	2,759,675
Secured debt and assessment bonds (see page 19)	1,689,174	1,678,151
Accounts payable and accrued expenses	372,405	344,423
Other liabilities	628,744	557,210
Discontinued operations-assets held for sale (10)	3,775	—

Total liabilities	8,543,833	7,579,513

Minority interest	45,794	58,644

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,451	2,438
Additional paid-in capital	5,647,241	5,606,017
Accumulated other comprehensive income	185,608	149,586
Distributions in excess of net earnings	(464,141)	(620,018)

Total shareholders’ equity	5,721,159	5,488,023

Total liabilities and shareholders’ equity	$14,310,786	$13,126,180

Footnote references are to pages 8 through 8d.
Supplemental Information Page 6

ProLogis
Second Quarter 2006
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(in thousands)

	June 30,	December 31,
	2006	2005

Property funds (see page 11):
ProLogis European Properties Fund	$313,675	$283,435
ProLogis California LLC	114,363	115,743
ProLogis North American Properties Fund I	32,483	33,241
ProLogis North American Properties Funds II, III and IV (14)	—	12,410
ProLogis North American Properties Fund V	54,655	53,104
ProLogis North American Properties Funds VI-X	117,271	120,614
ProLogis North American Properties Fund XI	32,126	33,094
ProLogis North American Industrial Fund (20)	71,650	—
ProLogis Japan Properties Fund I	92,461	103,679
ProLogis Japan Properties Fund II (20)	29,768	—

Total investments in and advances to property funds	858,452	755,320

CDFS joint ventures (7)	218,943	182,411

Other unconsolidated investees (7)	170,501	112,012

Total investments in and advances to unconsolidated investees	$1,247,896	$1,049,743

Land Owned and Controlled
(dollars in thousands)

	As of June 30, 2006
	Acres	Investment
Direct investment:
Land owned:
North America	4,781	$604,968
Europe	947	331,827
Asia	69	131,540

Total land owned (see page 6)	5,797	$1,068,335

Land controlled (LOI/option) (A):
North America	2,792
Europe	1,525
Asia	414

Total land controlled	4,731

Total Direct Investment	10,528

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	32

CDFS joint ventures (B):
North America (owned and controlled)	623
Europe (owned and controlled)	401
Asia (owned)	15

Total CDFS joint ventures	1,039

Total unconsolidated investees	1,071

Total land owned and controlled	11,599

COMMENTS
(A) Costs incurred are included in other real estate investments.
(B) Includes land for industrial development only.
Supplemental Information Page 7

ProLogis
Second Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements

(1)	On September 15, 2005, we completed a merger with Catellus Development Corporation (“Catellus Merger”). This transaction was accounted for using the purchase method of accounting and, accordingly, the purchase price of $5.3 billion has been allocated to the net assets acquired based on their estimated fair values at the date of acquisition.

The allocation of the purchase price is based upon estimates and assumptions. The current allocations are substantially complete, however, there are certain items that may be subject to revision when final information is available, although future revisions should not have a significant impact on our financial position or results of operations. We financed the cash portion of this transaction primarily through borrowings on a $1.5 billion short-term bridge facility, which was subsequently repaid with proceeds from (i) the issuance of senior notes, (ii) borrowings on our global line of credit facility; and (iii) dispositions of certain real estate assets.

(2)	Certain 2005 amounts included in this Supplemental Information package have been reclassified to conform to the 2006 presentation.

(3)	Represents costs incurred related to the Catellus Merger. These costs include merger integration and employee transition costs as well as severance costs for certain of our employees whose responsibilities became redundant after the Catellus Merger. As of June 30, 2006, we have incurred substantially all of these costs.

(4)	We completed the relocation of our information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado in the first quarter of 2005. We moved our corporate headquarters, which is located in Denver, to a recently constructed building in February 2006. Relocation costs include (i) employee termination costs; (ii) costs associated with the hiring and training of new personnel and other costs including travel, moving and temporary facility costs; and (iii) accelerated depreciation associated with non-real estate assets whose useful life was shortened due to the relocations.

(5)	In July 2005, we sold our temperature-controlled distribution operations in France and accordingly, the results of operations for 2005 are included in discontinued operations. Due to the sale and liquidation of the business, we recognized impairment charges and cumulative translation losses of $13.8 million and $26.9 million in the three and six months ended June 30, 2005, respectively.

(6)	The annual distribution rate for 2006 is $1.60 per common share. The amount of the common share distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(7)	Our corporate distribution facilities services business (“CDFS business”) segment activities are discussed in note 11. In addition to the activities performed directly, we also invest in joint ventures that perform CDFS business activities and own operating properties in China, Europe and North America. We have a weighted average ownership interest of 50% in the CDFS joint ventures. See pages 12 and 18a for additional information regarding the industrial operating properties owned by and the industrial development activities of the CDFS joint ventures. We refer to these investees as our CDFS industrial joint ventures. In connection with the Catellus Merger, we acquired interests in several entities that engage in land and commercial development activities. In this Supplemental Information package, we present these entities along with the CDFS industrial joint ventures as CDFS joint ventures. In addition, we have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, commercial and hotel properties.

(8)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include direct expenses associated with our management of the property funds’ operations. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.
Supplemental Information Page 8

ProLogis
Second Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(9)	Rental income includes the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Rental income	$172,651	$104,014	$347,028	$207,966
Rental expense recoveries	43,763	24,751	87,344	50,272
Straight-lined rents	7,267	1,696	16,088	3,425

	$223,681	$130,461	$450,460	$261,663

(10)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the six months ended June 30, 2006, we disposed of 41 properties to third parties, five of which were CDFS business assets.

The operations of the properties disposed of during 2006 and the aggregate net gains or losses recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. In addition, the operations of the 72 properties disposed of during 2005 (eight of which were CDFS business assets) are presented as discontinued operations in our Consolidated Statements of Earnings. As of June 30, 2006, we had 19 office, retail and industrial properties that were classified as held for sale, and accordingly, the operations of these properties were included in discontinued operations and the respective assets and liabilities are presented separately in our Consolidated Balance Sheet. Interest expense represents interest directly attributable to these properties.

The operations that are presented as discontinued operations (excluding the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Rental income	$8,748	$5,618	$28,989	$11,339
Rental expenses	(4,055)	(1,830)	(15,362)	(3,714)
Depreciation and amortization	(656)	(1,796)	(3,192)	(3,655)
Interest expense	(240)	(116)	(874)	(232)

	$3,797	$1,876	$9,561	$3,738

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the CDFS disposition proceeds and the cost of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

(11)	The CDFS business segment primarily represents the development of properties, the acquisition of properties with the intent to rehabilitate and/or reposition the property and other land and commercial development activities. It is generally our intent to contribute the properties to a property fund in which we have an ownership interest and act as manager or sell the properties to a third party. Additionally, we (i) earn fees for development activities provided on behalf of customers or third parties, (ii) recognize interest income on notes receivable related to previous asset dispositions, (iii) recognize gains or losses on the disposition of land parcels when our development plans no longer include these parcels and (iv) recognize our proportionate share of the earnings or losses of CDFS joint ventures. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

(12)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is determined based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the entity acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable unconsolidated investee. We adjust our proportionate share of the earnings or losses that we recognize under the equity method in later periods to reflect the entity’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed real estate assets rather than on the entity’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed, the entire loss is recognized. See note 13 for the amount of cumulative gross proceeds that have not been recognized as of June 30, 2006.
Supplemental Information Page 8a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

Gross proceeds deferred related to contributions during the three months ended June 30, 2006 and 2005 were $10.3 million and $14.4 million, respectively, and during the six months ended June 30, 2006 and 2005 were $33.9 million and $25.7 million, respectively. See page 17. When a property that we originally contributed to a property fund is disposed of to a third party, we recognize the amount of the gain that we had previously deferred during the period that the disposition occurs, in addition to our proportionate share of the gain or loss recognized by the property fund. Further, during periods when our ownership interest in a property fund decreases, we recognize gains to the extent that previously deferred proceeds are recognized to coincide with our new ownership interest in the property fund. We recognized previously deferred proceeds of $14.9 million for the six months ended June 30, 2006 and did not recognize any previously deferred proceeds for the six months ended June 30, 2005.

(13)	As of June 30, 2006, the cumulative gross proceeds that have not been recognized in computing the gains from our contributions of properties to unconsolidated investees (before subsequent amortization) are presented below (in thousands). See note 12.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties Fund	$123,609	$9,338	$132,947
ProLogis California LLC	5,388	26,129	31,517
ProLogis North American Properties Fund I	8,278	862	9,140
ProLogis North American Properties Fund V	24,638	2,904	27,542
ProLogis North American Properties Funds VI-X	2,764	—	2,764
ProLogis North American Industrial Fund	22,519	—	22,519
ProLogis Japan Properties Fund I	44,878	—	44,878
ProLogis Japan Properties Fund II	2,322	—	2,322
CDFS joint ventures	4,971	—	4,971

Totals	$239,367	$39,233	$278,600

(14)	On January 4, 2006, we purchased the 80% ownership interests in each of ProLogis North American Properties Funds II, III and IV (collectively “the Funds”) from our fund partner, an affiliate of Arcapita Bank B.S.C.(c) (“Arcapita”). On March 1, 2006, we contributed substantially all of the assets and associated liabilities to the ProLogis North American Industrial Fund (“North American Industrial Fund”), which was finalized in February 2006. See note 20. In connection with these transactions, we recognized the following amounts in the respective line items, during the first quarter of 2006 (in thousands):

	Statements of	Statements of
	Earnings	FFO
CDFS disposition proceeds (a)	$12,492	$12,958
Property management and other fees and incentives (b)	$21,958	$21,958
Earnings from unconsolidated property funds (c)	$37,113	$27,916
(a)	Represents the recognition of the proceeds that we had previously deferred as part of CDFS income upon the initial contributions of the properties to the Funds. See note 12.
(b)	Represents an incentive return we earned due to certain return levels achieved by Arcapita upon the liquidation of the Funds.
(c)	Represents our proportionate share of the gain on liquidation recognized by the Funds on a depreciated basis (earnings) and on an undepreciated basis (FFO).
All of the above amounts are net of an aggregate deferred amount of $17.9 million, due to our 20% ownership interest in the North American Industrial Fund that purchased the assets.
Supplemental Information Page 8b

ProLogis
Second Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(15)	The following table presents the components of interest expense as presented in the Consolidated Statements of Earnings (in thousands). The increase in interest expense and capitalized interest is primarily the result of the Catellus Merger, which increased debt levels and our development activities.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Gross interest expense	$93,661	$48,611	$190,146	$96,299
(Premium) discount recognized, net	(3,240)	(78)	(6,464)	(194)
Amortization of deferred loan costs	1,542	1,369	2,540	2,729

Interest expense before capitalization	91,963	49,902	186,222	98,834
Less: capitalized amounts	(23,300)	(15,141)	(46,706)	(27,581)

Net interest expense	$68,663	$34,761	$139,516	$71,253

(16)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.

During the second quarter of 2006, we recognized a foreign currency exchange gain of $9.0 million in both earnings and FFO, due to the settlement of an intercompany loan denominated in British pound sterling and the settlement of a related derivative contract.

(17)	Current income tax is generally a function of the level of income recognized by our taxable subsidiaries operating primarily in the CDFS business segment, state income taxes, taxes incurred in foreign jurisdictions and interest associated with our income tax liabilities. Deferred income tax is generally a function of the period’s temporary differences (items that are treated differently for tax purposes than for financial reporting purposes), the utilization of tax net operating losses generated in prior years that had been previously recognized as deferred tax assets and deferred tax liabilities related to indemnification agreements related to certain contributions to property funds.

In connection with the Catellus Merger and in accordance with purchase accounting, we recorded all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we recognized the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 8c

ProLogis
Second Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(18)	We report our investments in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.

(19)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See note 12. In addition, this amount represents the adjustment to the amounts we recognize under the equity method on dispositions made by the property funds to reflect the gain on sale on an undepreciated basis for FFO. See note 14.

(20)	In February, 2006, we formed a new property fund, the North American Industrial Fund, with several institutional investors, which primarily owns recently developed industrial distribution properties in the United States and may own properties in Canada. The North American Industrial Fund, in which we have a 20% ownership interest, is an open-end fund. See note 14 for further discussion about the initial contribution of assets to the North American Industrial Fund in the first quarter of 2006. In addition, in January 2006, we made the first contribution of assets to ProLogis Japan Properties Fund II, which was formed in late 2005.
Supplemental Information Page 8d

ProLogis
Second Quarter 2006
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	Second		ProLogis'
	Quarter 2006		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI

Direct owned properties (B)	$187,688	x	100.0%	x4	$750,752

Property funds — North America (B)	$99,079	x	20.8%	x4	$82,434

Property funds — Asia (B)	$26,020	x	20.0%	x4	$20,816

Actual
Second Quarter
2006
Fee income (includes all property funds) (see page 10)	$20,329
Gains on dispositions of CDFS business assets, net	$95,273
Disposition proceeds not recognized in FFO, net of amounts recognized that have been previously deferred (see page 17)	$8,740
Development management fees, interest and other CDFS income (C)	$45,129

Balance Sheet Items	-as of June 30, 2006

Investment in ProLogis European Properties Fund (D)	$611,041

Discontinued operations — net assets held for sale	$124,659

Investments in unconsolidated investees other than property funds (see page 7):
CDFS joint ventures (industrial only)	$106,269
Other unconsolidated investees	170,501

Total investments in unconsolidated investees other than property funds	$276,770

Investments in land and development projects:
Development projects in process (see pages 6 and 18)	$950,644
Land held for development (see pages 6 and 7)	1,068,335

Total investments in land and development projects	$2,018,979

Other assets:
Cash and cash equivalents	$314,041
Deposits, prepaid assets and other tangible assets (E)	690,815
Accounts and other receivables (F)	128,991
Our share of other tangible assets of property funds (G)	30,491

Total other assets	$1,164,338

Liabilities and preferred equity:
Total liabilities (H)	$(8,540,058)
Our share of third party debt of property funds (see page 11) (G)	(797,567)
Our share of other third party liabilities of property funds (G)	(24,896)

Total liabilities	(9,362,521)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(9,712,521)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it will involve estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on page 9a.
Supplemental Information Page 9

ProLogis
Second Quarter 2006
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to page 9.
COMMENTS
(A)	The components of Net Asset Value provided on page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.
(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties Fund, for the three months ended June 30, 2006 follows (amounts in thousands). Our investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment D) therefore, a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
		California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	ProLogis	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund	Fund I	Fund II

Calculation of pro forma NOI (a):
Rental income (see pages 2 and 10)	$223,681	$20,491	$10,734	$41,463	$29,122	$5,625	$16,388	$23,188	$5,803
Straight-lined rents and amortization of lease intangibles (b)	(6,095)	(145)	(229)	(156)	(914)	(298)	527	(64)	(6)
Net termination fees (c)	(282)	—	—	—	—	(400)	(7)	—	—

Adjusted rental income	217,304	20,346	10,505	41,307	28,208	4,927	16,908	23,124	5,797

Rental expenses (see pages 2 and 10)	(57,051)	(3,673)	(2,103)	(8,267)	(7,799)	(847)	(3,770)	(3,254)	(142)
Certain fees paid to ProLogis (d)	—	140	100	348	297	56	167	—	—

Adjusted rental expenses	(57,051)	(3,533)	(2,003)	(7,919)	(7,502)	(791)	(3,603)	(3,254)	(142)

Adjusted NOI	160,253	16,813	8,502	33,388	20,706	4,136	13,305	19,870	5,655
Other adjustments (e) (f)	27,435	—	—	—	—	—	2,229	—	495

Pro forma NOI	$187,688	$16,813	$8,502	$33,388	$20,706	$4,136	$15,534	$19,870	$6,150

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).
(b)	Straight-lined rents and amortization of lease intangibles are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.
(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.
(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at June 30, 2006.
(f)	For ProLogis, ProLogis North American Properties Fund V, ProLogis North American Industrial Fund and ProLogis Japan Properties Fund II, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 16.
(C)	Amount includes: (i) development management and other income, (ii) interest income on long-term notes receivable and (iii) FFO from non-industrial CDFS joint ventures.

(D)	At June 30, 2006, the Net Asset Value of our investment in ProLogis European Properties Fund was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on June 30, 2006	39,665
Net Asset Value per unit at December 31, 2005 in euros (g)	12.12

Total Net Asset Value at June 30, 2006 in euros	480,740
Euro to U.S. dollar exchange rate at June 30, 2006	1.2713

Total Net Asset Value at June 30, 2006 in U.S. dollars	$611,165
Add our share of FFO since December 31, 2005 (h)	18,491
Less dividends received since December 31, 2005	(21,056)
Net amounts owed to ProLogis	2,441

$611,041

(g)	Based on an independent third party valuation as of December 31, 2005.

(h)	Represents our share of FFO of ProLogis European Properties Fund since the last net asset valuation (December 31, 2005) excluding management fee income which is paid to ProLogis on a current basis. See page 10.
(E)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate — other investments.

(F)	Excludes receivables associated with our CDFS business segment.

(G)	Excludes ProLogis European Properties Fund. See comment D.

(H)	Excludes the liabilities attributable to discontinued operations — assets held for sale.
Supplemental Information Page 9a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Fund	LLC	Fund I	Funds II - IV (A)	Fund V	Funds VI - X	Fund XI	Fund XII (B)	Fund (A)	Fund I	Fund II (C)	Total
	For the Three Months Ended June 30, 2006
EBITDA, FFO and net earnings of each property fund:
Rental income	99,641	20,491	10,734	—	41,463	29,122	5,625	—	16,388	23,188	5,803	252,455
Rental expenses:
Property management fees paid to us (D)	(901)	(668)	(391)	—	(1,292)	(1,014)	(215)	—	(698)	—	—	(5,179)
Other	(11,994)	(3,005)	(1,712)	—	(6,975)	(6,785)	(632)	—	(3,072)	(3,254)	(142)	(37,571)

Total rental expenses	(12,895)	(3,673)	(2,103)	—	(8,267)	(7,799)	(847)	—	(3,770)	(3,254)	(142)	(42,750)

Net operating income from properties	86,746	16,818	8,631	—	33,196	21,323	4,778	—	12,618	19,934	5,661	209,705

Other income (expense)	(3,211)	44	(17)	—	(442)	(16)	(142)	—	119	97	(211)	(3,779)
Gains on liquidation of funds	—	—	—	—	—	—	—	—	—	—	—	—
Asset management and other fees paid to us (D)	(8,648)	(2)	(150)	—	(81)	(878)	(139)	—	(4)	(1,310)	(310)	(11,522)

EBITDA of the property fund	74,887	16,860	8,464	—	32,673	20,429	4,497	—	12,733	18,721	5,140	194,404

Current income tax and other expense	(5,744)	(4)	(66)	—	(255)	(7)	—	—	(7)	—	—	(6,083)
Gain on disposition of CDFS business assets	—	—	—	—	—	—	—	—	—	—	—	—
Third party interest expense	(30,106)	(5,611)	(4,619)	—	(12,706)	(12,613)	(815)	—	(6,722)	(3,628)	(934)	(77,754)

FFO of the property fund	39,037	11,245	3,779	—	19,712	7,809	3,682	—	6,004	15,093	4,206	110,567

Real estate related depreciation and amortization	(24,919)	(5,101)	(2,752)	—	(9,594)	(9,121)	(1,808)	—	(6,464)	(4,086)	(2,014)	(65,859)
Gains on other dispositions, net	11	—	—	—	—	—	—	—	—	—	—	11
Foreign currency exchange losses, net	(5,762)	—	—	—	—	—	—	—	—	—	—	(5,762)
Deferred income tax benefit	775	—	—	—	—	—	—	—	—	—	—	775

Net earnings of the property fund	9,142	6,144	1,027	—	10,118	(1,312)	1,874	—	(460)	11,007	2,192	39,732

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (E)	20.9%	50.0%	41.3%		11.2%	20.0%	20.0%		20.0%	20.0%	20.0%	22.5%

Our share of the property fund’s EBITDA	15,573	8,430	3,496	—	3,627	4,086	900	—	2,547	3,744	1,028	43,431
Fees paid to us (F)	9,549	848	827	—	2,800	2,261	357	—	1,287	2,078	322	20,329
Other (G)	—	(125)	(60)	—	(38)	(15)	—	—	(4)	274	37	69

EBITDA recognized by us	25,122	9,153	4,263	—	6,389	6,332	1,257	—	3,830	6,096	1,387	63,829

Our share of the property fund’s FFO	8,109	5,622	1,561	—	2,188	1,562	736	—	1,200	3,019	841	24,838
Fees paid to us (F)	9,549	848	827	—	2,800	2,261	357	—	1,287	2,078	322	20,329
Other (G)	—	(74)	(59)	—	169	(54)	—	—	(15)	274	37	278

FFO recognized by us	17,658	6,396	2,329	—	5,157	3,769	1,093	—	2,472	5,371	1,200	45,445

Our share of the property fund’s net earnings	1,860	3,072	424	—	1,122	(262)	375	—	(92)	2,201	438	9,138
Fees paid to us (F)	9,549	848	827	—	2,800	2,261	357	—	1,287	2,078	322	20,329
Other (G)	590	211	49	—	354	(19)	—	—	141	458	47	1,831

Net earnings recognized by us	11,999	4,131	1,300	—	4,276	1,980	732	—	1,336	4,737	807	31,298

	For the Three Months Ended June 30, 2005
EBITDA recognized by us	22,738	9,382	4,001	3,818	5,372	6,186	1,188	1,067	—	3,695	—	57,447

FFO recognized by us	15,776	6,462	2,076	2,352	4,703	3,580	1,023	899	—	3,207	—	40,078

Net earnings recognized by us	10,488	4,229	1,097	1,751	4,066	1,831	673	552	—	2,795	—	27,482

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006.
(B)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties.
(C)	The ProLogis Japan Properties Fund II was formed in 2005 and made its first acquisition in January 2006.
(D)	These fees are paid to us on a current basis.
(E)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.
(F)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.
(G)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment F and note 12.
Supplemental Information Page 10

ProLogis
Second Quarter 2006
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Fund	LLC	Fund I	Funds II - IV (A)	Fund V	Funds VI - X	Fund XI	Fund XII (B)	Fund (A)	Fund I	Fund II (C)	Total
	For the Six Months Ended June 30, 2006
EBITDA, FFO and net earnings of each property fund:
Rental income	197,324	40,515	21,477	690	80,613	59,248	10,416	—	21,848	45,686	8,202	486,019
Rental expenses:
Property management fees paid to us (D)	(1,639)	(1,344)	(715)	—	(2,459)	(1,996)	(406)	—	(882)	—	—	(9,441)
Other	(27,277)	(6,073)	(3,528)	(47)	(13,191)	(13,635)	(1,340)	—	(4,203)	(5,884)	(142)	(75,320)

Total rental expenses	(28,916)	(7,417)	(4,243)	(47)	(15,650)	(15,631)	(1,746)	—	(5,085)	(5,884)	(142)	(84,761)

Net operating income from properties	168,408	33,098	17,234	643	64,963	43,617	8,670	—	16,763	39,802	8,060	401,258

Other income (expense)	121	60	(74)	(34)	126	74	(308)	—	140	(221)	(322)	(438)
Gains on liquidation of funds	—	—	—	139,571	—	—	—	—	—	—	—	139,571
Asset management and other fees paid to us (D)	(15,309)	(2)	(313)	—	(196)	(1,631)	(258)	—	(5)	(2,594)	(433)	(20,741)

EBITDA of the property fund	153,220	33,156	16,847	140,180	64,893	42,060	8,104	—	16,898	36,987	7,305	519,650

Current income tax and other expense	(7,976)	(7)	(66)	—	(500)	(17)	—	—	(9)	—	—	(8,575)
Gain on disposition of CDFS business assets	—	—	—	—	40	—	—	—	—	—	—	40
Third party interest expense	(56,769)	(11,245)	(9,237)	(314)	(24,745)	(25,223)	(1,639)	—	(8,762)	(7,008)	(1,305)	(146,247)

FFO of the property fund	88,475	21,904	7,544	139,866	39,688	16,820	6,465	—	8,127	29,979	6,000	364,868

Real estate related depreciation and amortization	(42,445)	(10,280)	(5,415)	(170)	(18,658)	(19,105)	(3,631)	—	(7,539)	(8,037)	(3,130)	(118,410)
Depreciation adjustments on liquidation of funds	—	—	—	45,987	—	—	—	—	—	—	—	45,987
Gains on other dispositions, net	529	—	—	—	—	—	—	—	—	—	—	529
Foreign currency gains, net	4,909	—	—	—	—	—	—	—	—	—	—	4,909
Deferred income tax benefit	8,333	—	—	—	—	—	—	—	—	—	—	8,333

Net earnings of the property fund	59,801	11,624	2,129	185,683	21,030	(2,285)	2,834	—	588	21,942	2,870	306,216

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (E)	20.9%	50.0%	41.3%	20.0%	11.2%	20.0%	20.0%		20.0%	20.0%	20.0%	21.5%

Our share of the property fund’s EBITDA	32,023	16,578	6,958	28,036	7,268	8,412	1,621	—	3,380	7,397	1,461	113,134
Fees paid to us (F)	16,948	1,807	1,404	22,110	5,227	4,128	699	—	1,634	3,362	1,578	58,897
Other (G)	—	(238)	(97)	(12)	(79)	(24)	—	—	(4)	508	53	107

EBITDA recognized by us	48,971	18,147	8,265	50,134	12,416	12,516	2,320	—	5,010	11,267	3,092	172,138

Our share of the property fund’s FFO	18,491	10,952	3,116	27,973	4,445	3,364	1,293	—	1,625	5,996	1,200	78,455
Fees paid to us (F)	16,948	1,807	1,404	22,110	5,227	4,128	699	—	1,634	3,362	1,578	58,897
Other (G)	—	(76)	(97)	(46)	368	(101)	—	—	(17)	508	53	592

FFO recognized by us	35,439	12,683	4,423	50,037	10,040	7,391	1,992	—	3,242	9,866	2,831	137,944

Our share of the property fund’s net earnings	12,498	5,812	879	37,137	2,355	(457)	567	—	118	4,388	574	63,871
Fees paid to us (F)	16,948	1,807	1,404	22,110	5,227	4,128	699	—	1,634	3,362	1,578	58,897
Other (G)	1,151	487	99	36	722	(37)	—	—	139	875	71	3,543

Net earnings recognized by us	30,597	8,106	2,382	59,283	8,304	3,634	1,266	—	1,891	8,625	2,223	126,311

	For the Six Months Ended June 30, 2005
EBITDA recognized by us	45,083	18,309	8,009	7,541	11,291	12,418	2,319	2,268	—	7,185	—	114,423

FFO recognized by us	31,108	12,343	4,195	4,614	9,499	7,217	1,996	1,889	—	6,278	—	79,139

Net earnings recognized by us	22,602	7,894	2,237	3,418	8,029	3,733	1,266	1,124	—	5,477	—	55,780

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006. The amounts presented here for ProLogis N.A. Properties Funds II-IV are net of the deferral due to our continuing ownership interest in the properties. See note 14 for more detail and a description of the amounts recognized.
(B)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties.
(C)	The ProLogis Japan Properties Fund II was formed in 2005 and made its first acquisition in January 2006.
(D)	These fees are paid to us on a current basis.
(E)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.
(F)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.
(G)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment F and note 12.
Supplemental Information Page 10a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Property Funds — Balance Sheets as of June 30, 2006
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	Properties	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Fund	LLC	Fund I	Fund V	Funds VI -X	Fund XI	Fund	Fund I	Fund II	Total

Selected Balance Sheet Items of the Property Funds:

Operating properties, before depreciation	$4,660,819	$693,445	$379,744	$1,515,123	$1,501,482	$229,732	$880,989	$1,228,635	$384,622	$11,474,591

Other assets, net of other liabilities	$(14,171)	$15,348	$6,203	$(50,610)	$35,162	$11,518	$39,140	$(50,089)	$(59,424)	$(66,923)

Total assets, before depreciation, net of other liabilities	$4,646,648	$708,793	$385,947	$1,464,513	$1,536,644	$241,250	$920,129	$1,178,546	$325,198	$11,407,668

Third party debt	$2,271,953	$327,508	$242,304	$770,473	$905,940	$66,415	$552,818	$549,498	$162,564	$5,849,473

Our ownership interest (A)	20.6%	50.0%	41.3%	11.2%	20.0%	20.0%	20.0%	20.0%	20.0%	21.7%

Our Share of the Property Funds’ Balances:
Our balance sheet investment (see page 7)	$313,675	$114,363	$32,483	$54,655	$117,271	$32,126	$71,650	$92,461	$29,768	$858,452
Add (deduct):
Our share of third party debt	468,022	163,754	100,072	86,293	181,188	13,283	110,564	109,900	32,513	1,265,589
Our share of depreciation and amortization	68,734	47,591	21,633	7,949	11,481	2,482	1,109	4,385	607	165,971
Gross proceeds not recognized on a cumulative basis (before amortization) (see note 13)	132,947	31,517	9,140	27,542	2,764	—	22,519	44,878	2,322	273,629
Other (B)	(26,169)	(2,828)	(3,932)	(12,414)	(5,375)	359	(21,816)	(15,915)	(170)	(88,260)

Our share of total assets, before depreciation, net of other liabilities	$957,209	$354,397	$159,396	$164,025	$307,329	$48,250	$184,026	$235,709	$65,040	$2,475,381

COMMENTS
(A)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
(B)	Generally consists of: (i) advances to the property fund; (ii) additional basis in the investments that have been recorded directly by us; (iii) adjustments necessary to reflect our share of the equity of the property fund based on our ownership at the time the earnings were recognized for those property funds (applicable when our ownership has varied over time); and (iv) our proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Funds I and II (cumulative foreign currency translation adjustments).The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Second Quarter 2006
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	June 30,	December 31,
	Feet	Investment	2006	2005 (A)

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	165,727	$7,696,469	95.01%	93.76%
Europe	5,860	415,276	81.20%	73.23%
Asia	3,388	319,063	99.81%	99.79%

Total Direct Investment — Stabilized	174,975	8,430,808	94.64%	93.00%

CDFS Joint Ventures (C):
North America	811	19,433	100.00%	—
Asia	2,350	76,023	88.48%	89.32%

Total CDFS joint ventures	3,161	95,456	91.44%	89.32%

Property Funds (C):
ProLogis California LLC	14,211	693,445	97.84%	97.10%
ProLogis North American Properties Fund I	9,406	379,744	94.28%	93.89%
ProLogis North American Properties Fund V	35,879	1,515,123	98.02%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,501,482	86.04%	90.82%
ProLogis North American Properties Fund XI	4,315	229,732	96.17%	97.96%
ProLogis North American Industrial Fund (D)	14,513	880,989	97.88%	—
ProLogis European Properties Fund	58,283	4,660,819	96.86%	96.34%
ProLogis Japan Properties Fund I	7,424	1,228,635	100.00%	100.00%
ProLogis Japan Properties Fund II (D)	3,208	384,622	100.00%	—

Total Property Funds	172,636	11,474,591	95.71%	96.11%

Total Industrial Stabilized Portfolio	350,772	$20,000,855	95.14%	94.49%
Total Retail Stabilized Portfolio	935	261,911	99.19%	99.52%

Total Stabilized Portfolio	351,707	$20,262,766	95.15%	94.52%

Total Operating Portfolio (E):
Industrial Portfolio:
Direct Investment:
North America	180,711	$8,370,183	91.04%	89.71%
Europe	11,256	729,278	55.76%	55.76%
Asia	4,373	500,500	96.59%	84.83%

Total Direct Investment — Total Portfolio	196,340	9,599,961	89.14%	87.72%

CDFS Joint Ventures (C):
North America	1,312	33,660	61.82%	100.00%
Asia	2,991	93,009	80.49%	79.78%

Total CDFS joint ventures	4,303	126,669	74.79%	84.78%

Property Funds (C):
ProLogis California LLC	14,211	693,445	97.84%	97.10%
ProLogis North American Properties Fund I	9,406	379,744	94.28%	93.89%
ProLogis North American Properties Fund V	35,879	1,515,123	98.02%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,501,482	86.04%	90.82%
ProLogis North American Properties Fund XI	4,315	229,732	96.17%	97.96%
ProLogis North American Industrial Fund (D)	14,513	880,989	97.88%	—
ProLogis European Properties Fund	58,283	4,660,819	96.86%	96.34%
ProLogis Japan Properties Fund I	7,424	1,228,635	100.00%	100.00%
ProLogis Japan Properties Fund II (D)	3,208	384,622	100.00%	—

Total Property Funds	172,636	11,474,591	95.71%	96.11%

Total Industrial Portfolio	373,279	$21,201,221	92.01%	91.54%
Total Retail Portfolio	1,011	272,537	93.31%	92.17%

Total Operating Portfolio	374,290	$21,473,758	92.02%	91.50%

COMMENTS
(A)	At December 31, 2005, the stabilized portfolio consisted of 329,242 square feet and the total operating portfolio consisted of 351,491 square feet.
(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.
(C)	The investment amount represents the CDFS joint venture’s/property fund’s basis in the real estate.
(D)	We made the initial contribution to these funds during the first quarter of 2006. See note 20.
(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12

ProLogis
Second Quarter 2006
Unaudited Financial Results
Portfolio Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	June 30,	December 31,
	Feet	Investment	2006	2005 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Industrial operating properties	150,410	$7,043,033	95.06%	93.96%
Retail operating properties	935	261,911	99.19%	99.52%
CDFS properties — repositioned acquisitions	8,190	361,559	100.00%	90.35%
CDFS properties — completed developments	7,127	291,877	88.29%	90.99%

Total Direct Investment — North America	166,662	7,958,380	95.04%	93.82%

CDFS joint ventures (C)	811	19,433	100.00%	—
Property Funds (C)	103,721	5,200,515	94.63%	95.69%

Total North America Stabilized Portfolio	271,194	13,178,328	94.89%	94.53%

Europe:
Direct Investment
Operating properties	661	22,920	100.00%	100.00%
CDFS properties — repositioned acquisitions	611	30,367	80.33%	69.30%
CDFS properties — completed developments	4,588	361,989	78.60%	69.27%

Total Direct Investment — Europe	5,860	415,276	81.20%	73.23%

Property Fund (C)	58,283	4,660,819	96.86%	96.34%

Total Europe Stabilized Portfolio	64,143	5,076,095	95.43%	93.85%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	628	48,979	98.98%	100.00%
CDFS properties — completed developments	2,760	270,084	100.00%	99.76%

Total Direct Investment — Asia	3,388	319,063	99.81%	99.79%

CDFS joint ventures (C)	2,350	76,023	88.48%	89.32%
Property Funds (C)	10,632	1,613,257	100.00%	100.00%

Total Asia Stabilized Portfolio	16,370	2,008,343	98.31%	98.00%

Total Stabilized Portfolio	351,707	$20,262,766	95.15%	94.52%

Operating Portfolio (E):
North America:
Total North America Stabilized Properties	271,194	$13,178,328	94.89%	94.53%
Prestabilized Properties
Industrial operating properties	3,536	218,721	70.75%	76.76%
Retail operating properties	76	10,626	21.95%	74.97%
CDFS properties — repositioned acquisitions	2,775	133,148	37.83%	10.02%
CDFS properties — completed developments	8,673	321,845	40.38%	25.07%
CDFS joint ventures (C)	501	14,227	0.00%	100.00%

Total Prestabilized Properties — North America	15,561	698,567	45.43%	51.08%

Total North America Operating Portfolio	286,755	13,876,895	92.21%	91.85%

Europe:
Total Europe Stabilized Properties	64,143	5,076,095	95.43%	93.85%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,183	40,208	14.76%	50.00%
CDFS properties — completed developments	4,213	273,794	31.91%	26.71%

Total Prestabilized Properties — Europe	5,396	314,002	28.15%	28.08%

Total Europe Operating Portfolio	69,539	5,390,097	90.21%	89.68%

Asia:
Total Asia Stabilized Properties	16,370	2,008,343	98.31%	98.00%
Prestabilized Properties
CDFS properties — repositioned acquisitions	134	13,816	20.21%	—
CDFS properties — completed developments	851	167,621	95.76%	55.44%
CDFS joint ventures (C)	641	16,986	51.16%	47.84%

Total Prestabilized Properties — Asia	1,626	198,423	71.95%	51.65%

Total Asia Operating Portfolio	17,996	2,206,766	95.93%	93.35%

Total Operating Portfolio	374,290	$21,473,758	92.02%	91.50%

Comments are on page 12.
Supplemental Information Page 12a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006 (C)	18,086	$71,627	9.46%
2007	24,265	103,821	13.72%
2008	27,827	116,556	15.40%
2009	24,912	100,603	13.29%
2010	20,059	86,864	11.48%
2011	20,742	91,376	12.07%
2012	10,074	46,835	6.19%
2013	4,803	21,585	2.85%
2014	6,920	31,091	4.11%
2015	2,721	26,891	3.55%
2016	7,099	38,808	5.13%
Thereafter	2,684	20,845	2.75%

Totals	170,192	$756,902	100.00%

Property Funds and CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006 (C)	11,080	$49,140	5.24%
2007	18,058	83,963	8.96%
2008	17,990	85,488	9.13%
2009	21,125	108,698	11.61%
2010	15,945	90,808	9.70%
2011	17,763	86,729	9.26%
2012	10,782	63,974	6.83%
2013	9,657	56,561	6.04%
2014	10,131	62,084	6.63%
2015	11,949	82,838	8.84%
2016	11,770	68,735	7.34%
Thereafter	11,658	97,570	10.42%

Totals	167,908	$936,588	100.00%

COMMENTS (square feet in thousands)
(A)	Includes the industrial and retail operating portfolio. Assumes customers do not exercise renewal options.
(B)	Represents annualized base rents at lease expiration. As of June 30, 2006, the weighted average base rent per square foot was $4.06 (direct investment) and $5.44 (property funds and CDFS industrial joint ventures).
(C)	Includes amounts leased on a month-to-month basis of 4,060 square feet (direct investment) and 1,884 square feet (property funds and CDFS industrial joint ventures).
Supplemental Information Page 13

ProLogis
Second Quarter 2006
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

Percentage of
Annualized	Number
Rank	Customer Name	Base Rent (C)	of Leases

1	Deutsche Post AG (DHL)	2.92%	72
2	TPG N.V. (TNT Automotive)	1.53%	17
3	Home Depot, Inc.	1.36%	15
4	Nippon Express Group	1.30%	18
5	NYK Line (Nippon Yusen Kaisha)	1.25%	15
6	Unilever	1.24%	7
7	NOL Group (Neptune Orient Lines)	1.05%	18
8	Geodis	0.85%	12
9	Sears Roebuck and Co.	0.84%	14
10	Wal-Mart Stores, Inc.	0.84%	11
11	Altria Group, Inc. (Kraft)	0.82%	9
12	ID Logistics France	0.79%	10
13	Wincanton Logistics	0.75%	11
14	Sanyo Electric, Ltd.	0.74%	5
15	Procter & Gamble	0.71%	9
16	Kuehne & Nagel	0.69%	14
17	Hitachi, Ltd.	0.66%	5
18	PepsiCo	0.65%	12
19	FedEx Corporation	0.60%	19
20	PSA (Peugeot)	0.58%	10
21	Shinkai TS Corp.	0.57%	3
22	Amazon.com, Inc.	0.53%	3
23	Renown Incorporated	0.52%	1
24	Senko Co	0.50%	2
25	Matsushita Electric Indust. Co. Ltd	0.49%	2

Total	22.78%	(D)	314

COMMENTS (square feet in thousands)
(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and CDFS industrial joint ventures.
(B)	As of June 30, 2006, including property funds and CDFS industrial joint ventures, we had 324 Focus 500 Customers (targeted users of distribution space). These customers lease 184,316 square feet of distribution space representing 49.4% of the total industrial operating portfolio as of June 30, 2006.
(C)	Percentage is based on the annualized collected base rents as of June 30, 2006.
(D)	When considering only our direct investment properties, the top 25 customers represented 19.39% of our total annualized collected base rents as of June 30, 2006.
Supplemental Information Page 13a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

		(in thousands)	(in thousands)		(in thousands)
First Quarter	507	31,017	24,459	$1.04	21,254	-0.4%	73.4%

Second Quarter	472	22,622	14,909	$1.27	16,838	0.1%	74.1%

Year to Date	979	53,639	39,368	$1.13	38,092	-0.2%	73.8%
Actual Capital Expenditures
For the Six Months Ended June 30, 2006
(in thousands, except for percentages)

	Recurring				Our Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage for	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	the Period	Expenditures

ProLogis	$11,469	$24,176	$11,771	$47,416	100.0%	$47,416
ProLogis European Properties Fund	1,707	3,349	97	5,153	20.9%	1,077
ProLogis California LLC	741	1,210	1,326	3,277	50.0%	1,639
ProLogis North American Properties Fund I	445	639	839	1,923	41.3%	794
ProLogis North American Properties Fund V	787	1,359	1,467	3,613	11.2%	405
ProLogis North American Properties Fund VI-X	3,092	1,748	2,132	6,972	20.0%	1,394
ProLogis North American Properties Fund XI	134	341	139	614	20.0%	123

	$18,375	$32,822	$17,771	$68,968		$52,848

COMMENTS
(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and CDFS industrial joint ventures.
(B)	Represents all leases signed during the period, including leases for space in properties that are under development.
(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
(D)	Represents the leasing activity and associated rent growth for space that has been previously leased. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information page 14

ProLogis
Second Quarter 2006
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net	Adjusted Net
	of Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)

	(in thousands)
First Quarter	274,361	+4.06%	+5.41%	+3.69%	+4.04%	+3.97%	-1.10%

Second Quarter	273,692	+2.24%	-0.65%	+3.03%	+3.24%	+2.96%	+2.50%

Year to Date	273,692	+3.23%	+2.39%	+3.47%	+3.75%	+3.41%	+0.20%

COMMENTS (in thousands)
(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.
The percentage change presented is the weighted average of the measure computed separately for us and each of the property funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.
(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Net termination fees removed from rental income were $1,564 and $2,372 for the three months ended June 30, 2006 and 2005, respectively and $2,362 and $7,958 for the six months ended June 30, 2006 and 2005, respectively.
(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
(D)	In computing the percentage change in net operating income, we compute net operating income as the weighted difference between rental income computed as described in comment B and rental expenses computed as described in comment C.
(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents and adjustments for lease amortization recognized in each period. Lease amortization results from acquisitions where assets purchased include intangibles for above/below market leases that were in place as compared to the actual market value at the date of the acquisition. These above/below market leases are amortized over the remaining lease term as a reduction of rental revenue. The straight-lined rents and amortization removed from rental income were $2,741 and $3,223 for the three months ended June 30, 2006 and 2005, respectively and $6,301 and $7,574 for the six months ended June 30, 2006 and 2005, respectively.
(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 15

ProLogis
Second Quarter 2006
Unaudited Financial Results
Acquisitions and Dispositions (A)
(in thousands, except for percentages)

	Three Months Ended
	June 30,	March 31,	Year
	2006	2006	to Date

Acquisitions from third parties:
Operating properties acquired by us:
Square feet	6,109	1,524	7,633
Total expected investment of assets acquired ($)	321,462	111,736	433,198
Percentage leased at period end	83.90%	84.37%	91.84%

Operating properties acquired by property funds:
Square feet	560	992	1,552
Total expected investment of assets acquired ($)	74,451	239,655	314,106
Percentage leased at period end	100.00%	100.00%	92.88%

Dispositions:
Direct dispositions:
CDFS completed developments:
Contributions to property funds:
Square feet	5,055	3,430	8,485
Net sales proceeds ($)	412,764	262,920	675,684
Dispositions to third parties:
Square feet	385	205	590
Net sales proceeds ($)	57,686	47,765	105,451

CDFS repositioned acquisitions:
Contributions to property funds:
Square feet	—	—	—
Net sales proceeds ($)	—	—	—

Dispositions to third parties:
Square feet	—	—	—
Net sales proceeds ($)	—	—	—

Land dispositions:
Net sales proceeds ($)	29,830	52,866	82,696

Total CDFS assets (see page 17):
Square feet	5,440	3,635	9,075
Net sales proceeds ($)	500,280	363,551	863,831

Percentage of CDFS proceeds generated by contributions to property funds	82.5%	72.3%	78.2%

Non-CDFS assets:
Contributions to property funds:
Square feet	—	1,403	1,403
Net sales proceeds ($)	—	49,656	49,656

Dispositions to third parties:
Square feet	624	1,986	2,610
Net sales proceeds ($)	205,986	137,747	343,733

Total all dispositions:
Square feet	6,064	7,024	13,088
Net sales proceeds ($)	706,266	550,954	1,257,220

Direct dispositions by property funds:
Square feet	—	42	42
Net sales proceeds ($)	—	10,180	10,180

COMMENT
(A)	Amounts do not include the acquisition of the 80% ownership interest of ProLogis North American Properties Funds II, III, and IV and the contribution of assets to ProLogis North American Industrial Fund that occurred in the first quarter of 2006. See note 14.
Supplemental Information Page 16

ProLogis
Second Quarter 2006
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	June 30,	March 31,	Year
	2006	2006	to Date
Square feet of leases signed on CDFS properties (A)	7,000	6,010	13,010
Square feet of leases signed on CDFS properties to repeat customers	3,599	3,041	6,640

Percentage to repeat customers	51.4%	50.6%	51.0%

Proceeds from CDFS Dispositions/Contributions by Market/Region

	Three Months Ended			Percentage
	June 30,	March 31,	Year	of Total
	2006	2006	to Date	Proceeds
North America:
Atlanta, Georgia	$10,075	$3,112	$13,187	1.53%
Central New Jersey	9,486	—	9,486	1.10%
Charlotte, North Carolina	40	—	40	0.00%
Chicago, Illinois	70,638	—	70,638	8.18%
Cincinnati, Ohio	—	21,479	21,479	2.49%
Denver, Colorado	7,553	38,703	46,256	5.35%
El Paso, Texas	485	—	485	0.06%
Houston, Texas	29,613	—	29,613	3.43%
Juarez, Mexico	—	3,224	3,224	0.37%
Orlando, Florida	14,179	—	14,179	1.64%
Phoenix, Arizona	1,925	—	1,925	0.22%
Portland, Oregon	7,539	—	7,539	0.87%
Reynosa, Mexico	—	7,387	7,387	0.86%
San Antonio, Texas	—	10,390	10,390	1.20%
Southern California	1,689	—	1,689	0.20%
Toronto, Canada	—	4,296	4,296	0.50%

	153,222	88,591	241,813	28.00%

Europe:
France (Central)	26,850	—	26,850	3.11%
France (South)	30,828	—	30,828	3.57%
Germany (Rhine/Main)	29,844	—	29,844	3.45%
Germany (South)	21,901	—	21,901	2.54%
Italy (Milan)	—	15,432	15,432	1.79%
Poland (South)	—	41,532	41,532	4.81%
Poland (West)	11,348	10,639	21,987	2.55%
Czech Republic (Prague)	—	12,294	12,294	1.42%
Spain (Madrid)	—	49,107	49,107	5.68%
United Kingdom (East Midlands)	58,458	—	58,458	6.77%
United Kingdom (London and Southeast)	67,135	47,765	114,900	13.30%
United Kingdom (North)	35,311	—	35,311	4.09%
United Kingdom (South West)	12,290	—	12,290	1.42%
United Kingdom (West Midlands)	53,093	34,654	87,747	10.16%

	347,058	211,423	558,481	64.66%

Asia:
Japan (Tokyo)	—	63,537	63,537	7.34%

	—	63,537	63,537	7.34%

Net sales proceeds on transactions before deferrals and recapture	500,280	363,551	863,831	100.00%

Less: amounts not recognized (B)	(10,317)	(23,608)	(33,925)
Add: deferred proceeds recapture (C)	1,577	13,298	14,875

Total CDFS disposition proceeds	$491,540	$353,241	$844,781

COMMENTS
(A)	Represents leases of unleased space in completed industrial distribution developments or repositioned acquisitions signed during the period, including CDFS industrial joint ventures.

(B)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to our continuing ownership interest in the contributed property through our ownership in the property fund. See notes 12 and 13.

(C)	We recognized previously deferred proceeds related to the acquisition and subsequent contribution of the assets of ProLogis North American Properties Funds II-IV in the first quarter of 2006 (see note 14) and amounts based on the change in our ownership of the ProLogis European Properties Fund.
Supplemental Information Page 17

ProLogis
Second Quarter 2006
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	June 30, 2006
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions	10,964	$494,707	84.26%
CDFS properties — completed developments	15,800	613,722	61.99%

Total CDFS Operating Properties — North America	26,764	1,108,429	71.12%

Europe:
CDFS properties — repositioned acquisitions	1,794	70,575	37.09%
CDFS properties — completed developments	8,801	635,783	56.25%

Total CDFS Operating Properties — Europe	10,595	706,358	53.00%

Asia:
CDFS properties — repositioned acquisitions	762	62,795	85.14%
CDFS properties — completed developments	3,611	437,705	99.00%

Total CDFS Operating Properties — Asia	4,373	500,500	96.59%

Total Acquired and Developed Properties (see page 12a)	41,732	2,315,287	69.19%

Properties Under Development — Direct Owned (B):
North America	8,377	467,300	13.35%
Europe	10,095	743,692	28.14%
Asia	9,931	924,973	34.18%

Total Properties Under Development (see page 18)	28,403	2,135,965	25.89%

Total CDFS Asset Pipeline — Direct Owned	70,135	$4,451,252	51.65%

Completed Properties — CDFS Joint Ventures (C):
North America	1,312	$16,830	61.82%
Asia	2,991	46,505	80.49%

Total Completed Properties — CDFS Joint Ventures	4,303	63,335	74.79%

Properties Under Development — CDFS Joint Ventures (C):
Europe	150	3,637	0.00%
Asia	1,484	36,673	58.16%

Total Properties Under Development — CDFS Joint Ventures (see page 18a)	1,634	40,310	52.82%

Total CDFS Asset Pipeline — CDFS Joint Ventures	5,937	$103,645	68.75%

Total CDFS Asset Pipeline (D)	76,072	$4,554,897	52.99%

CDFS Assets By Geographic Area (B)

	June 30, 2006
	Square
	Feet	Investment (A)	Leased

North America	36,453	$1,592,559	57.50%
Europe	20,840	1,453,687	40.58%
Asia	18,779	1,508,651	57.98%

Total CDFS Asset Pipeline (D)	76,072	$4,554,897	52.99%

COMMENTS
(A)	For operating properties represents current investment; for properties under development represents total expected investment.

(B)	Includes only industrial properties.

(C)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.

(D)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures.
Supplemental Information Page 17a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Development Summary (A)
(in thousands, except for costs per square foot and percentages)

	June 30,	March 31,	December 31,	September 30,
	2006	2006	2005	2005

Development Starts:
North America:
Square feet	4,952	1,718	272	2,495
Total expected investment ($)	243,008	122,295	17,068	82,567
Cost per square foot ($)	49.07	71.18	62.75	33.09
Europe:
Square feet	2,259	5,332	1,798	2,047
Total expected investment ($)	138,047	327,867	108,061	154,413
Cost per square foot ($)	61.11	61.49	60.10	75.43
Asia:
Square feet	1,363	4,302	3,066	430
Total expected investment ($)	102,249	437,260	239,597	11,226
Cost per square foot ($)	75.02	101.63	78.15	26.11
Total:
Square feet	8,574	11,352	5,136	4,972
Total expected investment ($)	483,304	887,422	364,726	248,206
Cost per square foot ($)	56.37	78.17	71.01	49.92

Development Completions:
North America:
Square feet	4,244	2,936	3,756	3,380
Total expected investment ($)	154,507	117,177	144,573	161,228
Cost per square foot ($)	36.41	39.91	38.49	47.70
Leased percentage at completion (B)	44.27%	48.32%	34.78%	29.54%
Leased percentage as of 06/30/06		75.22%	70.40%	71.42%
Europe:
Square feet	2,613	1,931	3,770	1,915
Total expected investment ($)	244,594	134,060	241,238	113,748
Cost per square foot ($)	93.61	69.43	63.99	59.40
Leased percentage at completion (B)	59.52%	27.19%	59.14%	53.29%
Leased percentage as of 06/30/06		47.22%	78.85%	100.00%
Asia:
Square feet	1,071	1,626	163	634
Total expected investment ($)	186,979	210,395	5,247	54,304
Cost per square foot ($)	174.58	129.39	32.19	85.65
Leased percentage at completion (B)	96.63%	100.00%	0.00%	100.00%
Leased percentage as of 06/30/06		100.00%	100.00%	100.00%
Total:
Square feet	7,928	6,493	7,689	5,929
Total expected investment ($)	586,080	461,632	391,058	329,280
Cost per square foot ($)	73.93	71.10	50.86	55.54
Leased percentage at completion (B)	56.37%	54.98%	45.91%	44.74%
Leased percentage as of 06/30/06		73.10%	75.17%	83.71%

Under Development as of End of Period:
North America:
Square feet	8,377	7,670	8,886	12,460
Total expected investment ($)	467,300	373,252	362,995	495,900
Cost per square foot ($)	55.78	48.66	40.85	39.80
Leased percentage as of 06/30/06	13.35%
Europe:
Square feet	10,095	10,451	7,447	9,848
Total expected investment ($)	743,692	814,925	622,571	822,876
Cost per square foot ($)	73.67	77.98	83.60	83.56
Leased percentage as of 06/30/06	28.14%
Asia:
Square feet	9,931	9,591	6,914	4,125
Total expected investment ($)	924,973	1,005,550	776,650	542,278
Cost per square foot ($)	93.14	104.84	112.33	131.46
Leased percentage as of 06/30/06	34.18%
Total:
Square feet	28,403	27,712	23,247	26,433
Total expected investment ($)	2,135,965	2,193,727	1,762,216	1,861,054
Cost per square foot ($)	75.21	79.17	75.80	70.41
Leased percentage as of 06/30/06	25.89%

Construction in Progress (C):
North America ($)	180,544	202,675	196,805	214,048
Europe ($)	413,287	416,054	348,253	428,806
Asia ($)	356,813	422,736	339,287	226,848

Total Construction in Progress ($)	950,644	1,041,465	884,345	869,702

COMMENTS (square feet in thousands)
(A)	Includes a retail development that was started during the second quarter of 2006, which aggregates 224 square feet and has a total expected investment of $38.1 million and a retail development that was started in the first quarter of 2006, which aggregates 201 square feet and has a total expected investment of $58.9 million.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for land, retail and industrial distribution properties development.
Supplemental Information Page 18

ProLogis
Second Quarter 2006
Unaudited Financial Results
Development Summary — CDFS Industrial Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	June 30,	March 31,	December 31,	September 30,
	2006	2006	2005	2005

Development Starts:
North America (B):
Square feet	—	—	—	—
Total expected investment ($)	—	—	—	—
Cost per square foot ($)	—	—	—	—
Europe (B):
Square feet	150	—	—	—
Total expected investment ($)	7,273	—	—	—
Cost per square foot ($)	48.49	—	—	—
Asia (B):
Square feet	90	—	—	1,925
Total expected investment ($) (C)	23,419	—	—	60,430
Cost per square foot ($)	260.21	—	—	31.39
Total:
Square feet	240	—	—	1,925
Total expected investment ($)	30,692	—	—	60,430
Cost per square foot ($)	127.88	—	—	31.39

Development Completions:
North America (B):
Square feet	—	501	—	811
Total expected investment ($)	—	16,612	—	22,730
Cost per square foot ($)	—	33.15	—	28.03
Leased percentage at completion (D)	—	0.00%	—	0.00%
Leased percentage as of 06/30/06		0.00%	—	100.00%
Asia (B):
Square feet	—	531	—	677
Total expected investment ($)	—	17,232	—	18,583
Cost per square foot ($)	—	32.47	—	27.45
Leased percentage at completion (D)	—	50.00%	—	59.69%
Leased percentage as of 06/30/06		62.50%	—	83.18%
Total:
Square feet	—	1,032	—	1,488
Total expected investment ($)	—	33,844	—	41,313
Cost per square foot ($)	—	32.80	—	27.76
Leased percentage at completion (D)	—	25.72%	—	27.14%
Leased percentage as of 06/30/06		32.14%	—	92.35%

Under Development as of End of Period:
North America (B):
Square feet	—	—	501	501
Total expected investment ($)	—	—	16,612	16,612
Cost per square foot ($)	—	—	33.16	33.16
Leased percentage as of 06/30/06	—
Europe (B):
Square feet	150
Total expected investment ($)	7,273
Cost per square foot ($)	48.49
Leased percentage as of 06/30/06	0.00%
Asia (B):
Square feet	1,484	1,394	1,925	1,925
Total expected investment ($)	73,346	43,198	60,430	60,430
Cost per square foot ($)	49.42	30.99	31.39	31.39
Leased percentage as of 06/30/06	58.16%
Total:
Square feet	1,634	1,394	2,426	2,426
Total expected investment ($)	80,619	43,198	77,042	77,042
Cost per square foot ($)	49.34	30.99	31.76	31.76
Leased percentage as of 06/30/06	52.82%
COMMENTS
(A)	Includes only industrial properties owned by CDFS joint ventures.
(B)	Represents 100% of the development activity of our CDFS industrial joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%.
(C)	The total expected investment for the development start in the second quarter in Asia includes the costs to develop a container yard, which includes a small building. The cost for the entire project is reflected in the building cost per square foot.
(D)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18a

ProLogis
Second Quarter 2006
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of June 30, 2006

		Principal Maturities
		of Direct Debt
		(senior notes and fixed rate
Principal Outstanding		secured debt)

Direct Debt:
Senior notes:
7.05% Notes due 2006	$250,000	2006	$273,009
7.25% Notes due 2007	135,000	2007	376,457
7.95% Notes due 2008	50,000	2008	756,092
7.10% Notes due 2008	250,000	2009	124,833
8.72% Notes due 2009	56,250	2010	561,751
7.875% Notes due 2009	28,125	2011	494,068
7.30% Notes due 2009	25,000	2012	751,600
5.25% Notes due 2010	500,000	2013	375,608
4.375% Euro Notes due 2011	442,120	2014	49,131
5.50% Notes due 2012	450,000	2015	555,361
5.50% Notes due 2013	300,000	Thereafter	851,887
7.81% Notes due 2015	100,000	Add: premium, net	60,976

9.34% Notes due 2015	50,000		$5,230,773

5.625% Notes due 2015	400,000
8.65% Notes due 2016	50,000
5.75% Notes due 2016	400,000
7.625% Notes due 2017	100,000
Less: discount	(11,110)

Total senior notes	3,575,385

Fixed rate secured debt	1,655,388
Assessment bonds	33,786

	1,689,174

Subtotal	5,264,559

Lines of credit (see page 20)	2,274,350

Total direct debt	7,538,909

Our share of third party debt of unconsolidated investees:
Property funds (see page 11)	1,265,589
CDFS joint ventures	19,202
Other unconsolidated investees	45,505

	1,330,296

Total	$8,869,205

Market Capitalization as of June 30, 2006

		Market
	Shares	Price at
	or Equivalents	June 30,	Market Value
	Outstanding	2006	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$55.00	$110,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$23.53	117,650
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$23.59	117,950

	12,000		345,600

Common Shares	245,085	$52.12	12,773,830
Convertible limited partnership units (5,154 units)	5,155	$52.12	268,679

	250,240		13,042,509

Total equity			13,388,109
Total debt (including our share of third party debt of unconsolidated investees)			8,869,205

Total market capitalization (including our share of third party debt of unconsolidated investees)			$22,257,314

Supplemental Information Page 19

ProLogis
Second Quarter 2006
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at				Weighted
	Total	June 30,	Remaining			Average
	Commitment	2006	Capacity			Interest Rate (A)

Global Line (B)	$3,430,724	$2,274,350	$1,156,374	(D)		2.73%
Other (C)	64,496	—	64,496	(E)		—

	$3,495,220	$2,274,350	$1,220,870			2.73%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (F)

Revolving lines of credit	30.30%	2.73%	n/a
Senior notes	47.64%	5.99%	6.6		years
Secured debt	22.06%	6.52%	6.9		years

Totals (G)	100.00%	5.12%	6.7		years

Financial Ratios

		Six Months Ended	Year Ended
		June 30, 2006	December 31, 2005

Interest coverage ratio (H)		4.4	4.4
Fixed charge coverage ratio (I)		4.1	3.9
Total debt to total book assets (including our share of unconsolidated investees) (see pages 1 and 19)		54.8%	53.1%
Total debt to total market capitalization (including our share of unconsolidated investees) (see page 19)		39.8%	39.7%
COMMENTS
(A)	Represents the weighted average base interest rates using local currency rates on borrowings that were outstanding at June 30, 2006.
(B)	Represents a $3.4 billion global senior credit facility (“Global Line”) through a syndicate of banks, which was increased in June 2006 from a $2.6 billion facility. The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar. Based on our public debt ratings, interest on the borrowings under the Global Line accrue at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line matures in October 2009, excluding a 12-month extension at our option for all currencies except the renminbi, which matures in May 2009.
(C)	This facility represents a total commitment of 35 million British pound sterling.
(D)	Excludes letters of credit outstanding with the lending banks aggregating $76.2 million at June 30, 2006.
(E)	Excludes letters of credit outstanding with the lending bank aggregating $39.2 million at June 30, 2006.
(F)	Calculated through final maturity for debt outstanding at June 30, 2006.
(G)	Total direct debt excluding assessment bonds.
(H)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).
(I)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 20

ProLogis
Second Quarter 2006
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the Property Funds and CDFS Industrial Joint Ventures

North America	%		%	Europe	%

United States		Mexico

Atlanta	4.85	Guadalajara	0.11	Belgium	0.18
Austin	0.59	Juarez	0.37	Czech Republic	0.46
Central Valley (California)	1.52	Mexico City	0.83	France	6.74
Charlotte	1.68	Monterrey	0.47	Germany	1.13
Chicago	5.30	Reynosa	0.75	Hungary	0.57
Cincinnati	2.12	Tijuana	0.38	Italy	1.71

Columbus	3.19			Netherlands	1.47
Dallas/Fort Worth	5.51	Total Mexico	2.91	Poland	1.71

Denver	1.80			Spain	0.89
El Paso	1.00	Total North America	76.62%	Sweden	0.33

Greenville	0.72			United Kingdom	3.38

Houston	2.71
I-81 Corridor (E. Pennsylvania)	3.98			Total Europe	18.57%

Indianapolis	2.78
Las Vegas	0.67
Louisville	1.26
Memphis	2.79			Asia	%
Nashville	1.43
New Jersey	5.01			China	1.10
Orlando	0.78			Japan	3.63
Other non-target	0.40			Korea	0.04
Phoenix	0.95			Singapore	0.04

Portland	0.82
Reno	1.07			Total Asia	4.81%

Salt Lake City	0.60
San Antonio	1.71
San Diego	0.05
San Francisco-East Bay	1.49
San Francisco-South Bay	1.53
Seattle	0.31
South Florida	1.35
Southern California	10.14
St. Louis	0.77
Tampa	1.00
Washington D.C./Baltimore	1.83

Total United States	73.71

Supplemental Information Page 21